UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
9.31% Medium-Term Notes due 2021	POR 21	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

The State of Oregon continues to promote a decarbonized economy. Portland General Electric Company (PGE, or the Company) partners with customers and local and state governments to advance a clean energy future.

In May 2020, the Public Utility Commission of Oregon (OPUC) issued an order that acknowledged the Company’s 2019 Integrated Resource Plan (IRP) and an Action Plan for PGE to undertake over the next four years to acquire the resources identified that included, in part, dispatchable capacity through the pursuit of cost-competitive, bilateral contract agreements for existing capacity in the region. In addition, the Company would conduct a request for proposal (RFP) for non-emitting, dispatchable resources that contribute to meeting PGE’s capacity needs.

As a result, the Company has pursued bilateral contract arrangements with capacity providers in the region and on June 2, 2021, the Company filed with the OPUC a request for a waiver of the OPUC’s competitive bidding guidelines. In the filing, PGE requests a waiver to procure capacity under a proposed 15-year hydroelectric power purchase agreement. The application requests that the OPUC make a decision on the waiver request prior to October 2021. The Company currently expects that the parties will enter into an agreement and all conditions precedent to its effectiveness will be satisfied by the end of 2021. The bilateral agreement would address 224 MW of PGE’s capacity deficit forecasted in the IRP. If the bilateral negotiations are successfully completed and the waiver is approved, PGE estimates that the remaining capacity need in 2025 will be approximately 287 MW.

PGE intends to request approval from the OPUC to meet its remaining capacity need through procurement of renewable and/or dispatchable capacity resources in the Company's upcoming RFP. The Company has begun the process to select an independent evaluator for the RFP. This is the first step toward the RFP, which is expected to continue into 2022 before finalization. The Company is planning to submit a benchmark resource bid into the competitive process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	June 2, 2021	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
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